Exhibit 10-C-6

                        CONTRACT FOR ELECTRIC SERVICE

                     INTEGRATED SYSTEMS SUPPLEMENT NO. 7



                         OTTER TAIL POWER COMPANY and

                   CENTRAL POWER ELECTRIC COOPERATIVE, INC.

                               AMENDMENT NO. 4


     THIS AGREEMENT made this date January 18, 1994, by and between CENTRAL POWER ELECTRIC COOPERATIVE, INC., a North Dakota corporation, herein called "Central" and OTTER TAIL POWER COMPANY, a Minnesota corporation, herein called "Otter Tail", such Parties referred to individually as "Party" or collectively as "Parties", and

     0.1 WHEREAS, Central and Otter Tail are presently Parties to a contract for Electric Service, Integrated Systems Supplement No. 7 dated November 21, 1973, which includes Supplements and Amendments, herein together called the "Integrated Systems Agreement", and

     0.2 WHEREAS, the Integrated Systems Agreement provides for established Points of Delivery identified in the Agreement Exhibits and Amendments, and

     0.3 WHEREAS, the Integrated Systems Agreement provides that the Parties may from time to time add other Points of Delivery and connections to loads from the facilities within the Integrated System, and

     0.4 WHEREAS, Central has requested that additional Points of Delivery be made to Otter Tail's 41,600-volt transmission system, and

     0.5 WHEREAS, Central and Otter Tail desire to append to and make part of Exhibit B-2, Points of Delivery, thereto what is herein contained,

     NOW THEREFORE, the Parties agree as follows:

     1.1 Pursuant to Paragraph F, Section IV of the 1973 Agreement, Supplement No. 7, Central and Otter Tail agree to add the following locations to the Points of Delivery specified in Exhibit B-2 and amendments thereof subject to the conditions specified herein:

     POINTS OF DELIVERY AT 41.6-KV

     OTP-MCCLUSKY   At a point located on OTP's 41,600-volt circuit in the SE
                    Quarter of Section 2, Township 146N, Range 77W, Sheridan
                    County, North Dakota.

     BUFFALO At a point located on the 41,600-volt circuit at the CPEC Barlow Station in the SW Quarter of Section 8, Township 148N, Range 66W, Eddy County, North Dakota.

     1.2 METERING OTP-MCCLUSKY. Deliveries of electric power and energy for the OTP-McClusky Point of Delivery shall be metered on the 480/277-volt circuit at the Kirschmann Manufacturing load. Adjustment for losses for transformation and distribution facilities shall be made by multiplying the applicable proportion of the meter reading by a loss percentage established by separate agreement between Otter Tail, Central, and Capital Electric Cooperative, Inc. The proportion of the meter reading attributable to Central shall be the same proportion as established by separate agreement between Otter Tail and Capital Electric Cooperative, Inc.

     1.3 TERM. This Agreement shall become effective upon execution and shall continue in effect until terminated under the same terms and conditions as provided for in the Integrated Systems Agreement. This Agreement shall be subject to all applicable provisions of Integrated Systems Supplement No. 7 dated November 21, 1973, as amended or supplemented.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of this day and year first written above.


ATTEST:                               CENTRAL POWER ELECTRIC COOPERATIVE, INC.


  Clifford Haro                         BY:    Armand Tiegs
  Secretary                                    President




ATTEST:                               OTTER TAIL POWER COMPANY


   Jay D. Myster                        BY:    Earl Sjoberg
    Secretary                                  Vice President


                                                           Exhibit 10-E-7

                               SUPPLEMENT NO. 6
                                    to the
              INTERCONNECTION AND TRANSMISSION SERVICE AGREEMENT
                                   Between
                 EAST RIVER ELECTRIC POWER COOPERATIVE, INC.
                            Madison, South Dakota
                                     and
                           OTTER TAIL POWER COMPANY
                           Fergus Falls, Minnesota


     THIS AGREEMENT, made this 2nd day of December, 1993, by and between Otter Tail Power Company, a Minnesota corporation (hereinafter referred to as "Otter Tail"), and East River Electric Power Cooperative, Inc. (hereinafter referred to as "East River"), a cooperative corporation incorporated under the laws of South Dakota, which corporations are referred to herein individually as Party and collectively as Parties.
                                  WITNESSETH
     WHEREAS, the Parties have entered into an Interconnection and Transmission Service Agreement dated January 8, 1973, as supplemented; and
     WHEREAS, the Wendell Point of Delivery has been relocated;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

     1.0  WENDELL POINT OF DELIVERY
          1.1 Revision of Exhibit "A". Exhibit "A" as revised by Supplement No. 5 and dated November 4, 1992 is hereby deleted and replaced by Exhibit "A" dated June 2, 1993 to this Supplement No. 6 hereto and made a part hereof.
          1.2 Revision of Wendell Exhibit "D". Exhibit "D", Wendell, Minnesota Substation of the Original Contract is hereby deleted and replaced by Exhibit "D" to this Supplement No. 6 hereto and made a part hereof.

     2.0  GENERAL
          2.1 Subject to the terms of Paragraph 2.4 hereof this Agreement shall become effective on the date of its execution and shall terminate coincidentally with the Original Contract.
          2.2 No waiver or a breach of any of the agreements or provisions contained in this contract shall be construed to be a waiver of any subsequent breach of the same, or of any other common provision of the contract.
          2.3 Except as expressly modified by this Supplement, the Original Contract shall remain in full force and effect and this Supplement shall be subject to all the applicable provisions of the Original Contract except as herein provided or modified.
          2.4 This Agreement is subject to the approval of the Administrator of the Rural Electrification Administration and any regulatory body having jurisdiction thereof.

     IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be duly executed as of the date and year first above written.

EAST RIVER ELECTRIC POWER             OTTER TAIL POWER COMPANY
COOPERATIVE, INC.

Wayne Wright                          Earl Sjoberg
President                             Vice President, Electrical


Keith Kleppin                         Jay D. Myster
Secretary                             Secretary

                                                         EXHIBIT "A"
                                           TRANSMISSION SERVICE AGREEMENT BETWEEN
                                            EAST RIVER ELECTRIC COOPERATIVE, INC.
                                                             AND
                                                  OTTER TAIL POWER COMPANY

                                                      SUPPLEMENT NO. 6


                                LOCATION OF POINTS OF
 NAME OF        AGREED SUB.     DELIVERY FROM OTTER TAIL                       LOCATION OF
SUBSTATION       CAPACITY       POWER COMPANY'S SYSTEM        VOLTAGE       POINTS OF METERING                 VOLTAGE

Beardsley       3,750 kVA       At or near the NE corner      41,600        At or near the NE corner        7,200/12,500
                                of the NE 1/4 of Sec. 6,                    of the NE 1/4 of Sec. 6,
                                T 124 N., R 48 W., Big                      T 124 N., R 48 W., Big
                                Stone County, Minnesota                     Stone County, Minnesota

Doran           1,500 kVA       At or near the SE corner      41,600        At or near the SE corner        7/200/12,500
                                of Sec. 5, T 131 N.,                        of Sec. 20, T 131 N.,
                                R 46 W., Wilkin County,                     R 46 W., Wilkin County,
                                Minnesota                                   Minnesota

Graceville      2,500 kVA       Near the SW corner of the     41,600        Near the SW corner of           7,200/12,500
                                SE 1/4, Sec. 4, T 124 N.,                   Sec. 34, T 125 N.,
                                R 46 W., Big Stone County,                  R 46 W., Traverse County,
                                Minnesota                                   Minnesota

Wendell         2,500 kVA       Near the SW corner of Sec.    41,600        Near the NE corner of           7,200/12,500
                                30, T 129 N., R 43 W.,                      Sec. 36, T 129 N.,
                                Grant County, Minnesota                     R 45 W., Traverse
                                                                            County, Minnesota

Wheaton         7,500 kVA       At or near the NE corner      41,600        At or near the NE corner        7,200/12,500
                                of the NW 1/4 of the                        of the NW 1/4 of the
                                NW 1/4 of Sec. 29,                          NW 1/4 of Sec. 29,
                                T 127 N., R 46 W.,                          T 127 N., R 46 W.,
                                Traverse County, Minnesota                  Traverse County, Minnesota

Hillhead        3,750 kVA       The NE 1/4 of Sec. 34,        41,600        The NE 1/4 of Sec. 34,          72,000/12,500
                                T 128 N., R 54 W., 8 miles                  T 128 N., R 54 W., 8 miles
                                north of Lake City on                       north of Lake City on
                                Highway 23, Marshall                        Highway 23, Marshall
                                County, South Dakota                        County, South Dakota

Dumont          3,750 kVA       At or near the NE corner      41,600        The SW corner of the SW         7,200/12,500
                                of the NW 1/4, Sec. 6,                      1/4 of Sec. 17, T 126 N.,
                                T 124 N., R 44 W., Stevens                  R 44 W., Stevens County,
                                County, Minnesota                           Minnesota


Dome            5,000 kVA       SW corner of the SW 1/4       41,600        Near the SE corner of the       4,160
                                of Sec. 14, T 128 N.,                       NE 1/4 of Sec. 19, T 128 N.,
                                R 47 W., Traverse County,                   R 47 W., Traverse County,
                                Minnesota                                   Minnesota

[TEXT]
                                               "Exhibit D"

                                               Wendell, MN, Substation

              INTERCONNECTION AND TRANSMISSION SERVICE AGREEMENT
                                   BETWEEN
                 EAST RIVER ELECTRIC POWER COOPERATIVE, INC.
                                     AND
                           OTTER TAIL POWER COMPANY

                      ELECTRIC LINE CONNECTING AGREEMENT


     1. Otter Tail is the owner of an electric transmission line that East River Electric Power Cooperative, Inc. (hereinafter referred to as East River), is presently connected to in the vicinity of Wendell, Minnesota. East River will be abandoning this connection and wishes to reconnect to Otter Tail again for the purpose of receiving deliveries of electric power and energy pursuant and subject to the interconnection and transmission service agreement between East River and Otter Tail, dated January 8, 1973, as supplemented. Otter Tail agrees to permit said connection to its line in accordance with the terms concerning ownership of the connecting facilities specified herein.
     2. The line connection hereunder is located at or near the S.W. corner of Section 30, T. 129 N., R. 43 W., Grant County, Minnesota.
     3. Electric power and energy delivered at the specified connection shall be three-phase alternating current approximately 41,600 volts.
     4. East River shall install, own, and maintain in Otter Tail's line a junction pole or structure of a design approved by Otter Tail for the purpose of supporting and terminating the lines of the parties and providing for the East River connection thereof. In addition thereto, East River shall install, own, and maintain switching equipment at the point of connection complete with the supporting structures therefore as listed below:
          a. One gang-operated, three-pole air break switch in each of Otter
             Tail's lines North and South from said point of connection.
          b. One gang-operated, three-pole air break switch in East River's tap line West from said point of connection.
          Said switching equipment shall be of standard make and design with voltage and current ratings approved by Otter Tail. Otter Tail will provide insulation and fittings as required for the support or termination of its lines on East River's structures.
     5. East River shall, at its own expense, maintain and keep in repair its structures, attachments, and equipment. Otter Tail shall cooperate in temporarily releasing the use of its transmission lines when possible for normal maintenance of East River's equipment connected to said lines. East River shall reimburse Otter Tail for all switching costs including labor incurred for such line switching. Upon request by East River, Otter Tail shall perform maintenance work on the East River electrical installations and equipment specified herein. East River shall reimburse Otter Tail for all costs incurred in the performance of such maintenance work, including administrative and generation expenses.
     6. Operation of the switches specified herein which are located in Otter Tail's transmission lines shall be done only upon specific orders from Otter Tail's system dispatchers at Fergus Falls. Employees of Otter Tail shall have access at all times to operate East River switching equipment specified hereunder. East River shall operate the switching equipment specified herein without delay when so requested by Otter Tail's dispatchers. No charge shall be made by East River to Otter Tail for switching performed hereunder.
     7. If East River decides to discontinue use of its connection to Otter Tail's line or if the connection is no longer usable in its present location, East River shall, at its own expense, remove its property, installed in conformance with this Agreement and restore Otter Tail's line and supporting structures to their original condition or that condition satisfactory with Otter Tail.
     8. If it shall be determined by the parties hereto that it has become necessary for Otter Tail to relocate its transmission line serving the connection specified herein to eliminate interference with other utilities, with conflicting rights of way, such as roads, ditches, etc., or for similar reasons, East River, if it wishes to continue to receive service, shall at its own expense, relocate the connecting facilities specified under Paragraph 4 hereof and build the necessary connecting lines to such relocated point of connection as may be agreed between the parties hereto.
     9. Each party shall pay any and all taxes levied and assessed on their respective properties as specified by the Agreement.
     10. Otter Tail does not in any manner warrant or covenant unto East River the existence or validity of any easement, franchise or other authorization for the erection, maintenance, or repair of East River installations specified herein. East River shall procure all necessary easements, franchise, or authorization required for the construction, operation, and maintenance of its structures, wires, equipment, guys, or other installations.
     IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of this 2nd day of December, 1993.

                                   EAST RIVER ELECTRIC POWER COOPERATIVE, INC.

                                   By  Wayne Wright
                                       President
ATTEST:
   Keith Kleppin
   Title Secretary


                                   OTTER TAIL POWER COMPANY

                                   By  Earl Sjoberg
                                       Vice President, Electrical
ATTEST:
   Jay D. Myster
   Title Secretary


                                                            Exhibit 10-K-3

                            Firm Power Transaction


                        May 1, 1995 - October 31, 1995

                            as provided for under

                         Interconnection, Facilities

                                     and

                            Coordinating Agreement

            Respecting Winnipeg - Grand Forks 230 Interconnection

                      dated January 16, 1969, as amended

                                   between

                           Otter Tail Power Company

                                     and

                        Manitoba Hydro Electric Board

Governing Agreements:  Interconnection, Facilities and Coordinating Agreement
                       Respecting Winnipeg - Grand Forks 230 Interconnection dated January 16, 1969, as amended between Otter Tail Power Company and Manitoba Hydro Electric Board.

                                     and

                       Mid-Continent Area Power Pool Agreement, as Amended
                       (MAPP)

Transaction type:      Firm Power Interchange Service (Service Schedule X --
                       identical to  MAPP Service schedule J).

Selling Party:         Manitoba Hydro Electric Board  (MH)

Purchasing Party:      Otter Tail Power Company  (OTP)

Terms: The period shall cover the MAPP Summer Season (six-months season May 1 through October 31) commencing May 1, 1995 and ending October 31, 1995.

Quantity and Price:    The quantity of electric Capacity shall be 35 MW and
                       the capacity price MH sells to OTP shall be $1650
                       (One Thousand Six Hundred and Fifty dollars) per
                       MW-month.  The capacity quantity includes reserves.

Energy Charge:         Shall be determined by MH at a later date, but shall
                       not exceed $100 (One Hundred dollars) / MWh.

Other Provisions:      OTP shall inform MH not later than 3 P.M. of the
                       weekday preceding delivery of the amounts of energy to be delivered the following day or weekend. Schedule changes will require a mutual agreement between MH and OTP.

                       This Transaction Agreement is contingent on receipt of approval of applicable regulatory authorities, Canadian National Energy Board, Federal Energy Regulatory Commission (FERC) and OTP's receipt of Mid Continent Area Power Pool's (MAPP) accreditation approval.


Otter Tail Power Company                     Manitoba Hydro-Electric Board

By:  Wallace Ness                            By:  D. W. Gunter
Title:  Director                             Title: Division Manager
        System Operations                           System Operating
                                                      Division
Date:   February 8, 1994                     Date:  February 16, 1994


                            Firm Power Transaction


                        May 1, 1996 - October 31, 1996

                            as provided for under

                         Interconnection, Facilities

                                     and

                            Coordinating Agreement

            Respecting Winnipeg - Grand Forks 230 Interconnection

                      dated January 16, 1969, as amended

                                   between

                           Otter Tail Power Company

                                     and

                        Manitoba Hydro Electric Board

Governing Agreements: Interconnection, Facilities and Coordinating Agreement
                      Respecting Winnipeg - Grand Forks 230 Interconnection dated January 16, 1969, as amended between Otter Tail Power Company and Manitoba Hydro Electric Board.

                                     and

                      Mid-Continent Area Power Pool Agreement, as Amended
                      (MAPP)

Transaction type:     Firm Power Interchange Service (Service Schedule X --
                      identical to  MAPP Service schedule J).

Selling Party:        Manitoba Hydro Electric Board  (MH)

Purchasing Party:     Otter Tail Power Company  (OTP)

Terms: The period shall cover the MAPP Summer Season (six-months season May 1 through October 31) commencing May 1, 1996 and ending October 31, 1996.

Quantity and Price:   The quantity of electric Capacity shall be 35 MW and the
                      capacity price MH sells to OTP shall be $1700 (Seventeen
                      Hundred dollars) per MW-month. The capacity quantity includes reserves.

Energy Charge:        Shall be determined by MH at a later date, but shall not
                      exceed $100 (One Hundred dollars) / MWh.

Other Provisions:     OTP shall inform MH not later than 3 P.M. of the weekday
                      preceding delivery of the amounts of energy to be delivered the following day or weekend. Schedule changes will require a mutual agreement between MH and OTP.

                      This Transaction Agreement is contingent on receipt of approval of applicable regulatory authorities, Canadian National Energy Board, Federal Energy Regulatory Commission (FERC) and OTP's receipt of Mid Continent Area Power Pool's (MAPP) accreditation approval.


Otter Tail Power Company                     Manitoba Hydro-Electric Board

By:  Wallace Ness                            By:  D. W. Gunter
Title:  Director                             Title: Division Manager
        System Operations                           System Operating
                                                      Division
Date:   February 8, 1994                     Date:  February 16, 1994

                                                            Exhibit 10-M-10

              SEVENTH AMENDMENT TO COAL TRANSPORTATION AGREEMENT
                                ICC-BN-C-2420


     This Seventh Amendment is made pursuant to 49 U.S.C. Section 10713, on this 22nd day of November, 1993, by and between Burlington Northern Railroad Company ("BN") and Otter Tail Power Company ("Otter Tail").

     WITNESS THAT:

     WHEREAS, BN and Otter Tail are parties to a Coal Transportation Agreement dated September 2, 1988, ICC-BN-C-2420, and amended December 16, 1988,
April 5, 1989, December 18, 1989, May 10, 1991, December 7, 1992, and
January 11, 1993, (hereinafter the Base Agreement and previous Amendments there to are collectively referred to as the "Original Agreement"); and

     WHEREAS, BN and Otter Tail desire to extend the term of the Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants and provisions set out herein, the parties hereto agree as follows:

     1. This Seventh Amendment shall be effective on December 31, 1993, subject to 49 C.F.R. Section 1313(c). If the ICC does not approve this Seventh Amendment, it shall be null and void and the Original Agreement shall remain in full force and effect as written.

     2. Amend Section 1. EFFECTIVE DATE by changing the expiration date to "December 31, 1994" subject to a one year extension, provided both parties consent and notification is given BN by Otter Tail at least sixty (60) days before the expiration of the contract term set out above.

     3. Nothing in this Seventh Amendment shall alter the rights or obligations of the parties under the Original Agreement except and specifically provided for above.

     IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be executed by their duly authorized representatives on the day and year first written above.


OTTER TAIL POWER COMPANY

By:       Ward Uggerud
Title:    Vice President, Operations


BURLINGTON NORTHERN RAILROAD COMPANY

By:       T.R. Jacobson
Title:    AVP Market & Strategic Planning

                                                        Exhibit 10-N-4
                                      OTTER TAIL POWER COMPANY
                                     NONQUALIFIED PENSION PLAN


     WITNESSETH:  That

     WHEREAS, Otter Tail Power Company, a Minnesota corporation, by action of its Board of Directors taken on December 13, 1993, has authorized the creation of a nonqualified, unfunded, deferred compensation and excess benefits plan effective January 1, 1994, for the benefit of a select group of management or highly compensated eligible employees as set forth in the document entitled
 Nonqualified Pension Plan;  and

     WHEREAS, This is the document so approved and adopted;

     NOW, THEREFORE, Otter Tail Power Company does hereby create and establish such deferred compensation and excess benefit plan to read in full as follows:

1. Plan Purposes. The Otter Tail Power Company Nonqualified Pension Plan ( Nonqualified
Pension Plan or Plan ) is an unfunded deferred compensation and excess benefit plan established by Otter Tail Power Company, a Minnesota corporation ( Employer ) for the purpose of providing a select group of management or highly compensated employees of the Employer and certain affiliated corporations who are participants in the Otter Tail Power Company 1975 Amended
Employees Pension Plan (the Qualified Pension Plan ) with benefits which would have been provided under the Qualified Pension Plan but for the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code ( Code ).

2.   Effective Date.  January 1, 1994.

3. Coverage. An individual shall participate in and receive benefits under the Nonqualified
Pension Plan if that individual:

            (i) is, on or after January 1, 1994, actively employed by the Employer or by any subsidiary or affiliate of the Employer which is a participating employer under the Qualified Pension Plan, and

           (ii) is on or after January 1, 1994, a participant in the Qualified Pension Plan,
                    and

          (iii) is affirmatively selected for participation in the Nonqualified Pension Plan by the Administrative Committee of the Qualified
Pension Plan ( Committee ).

Any employee who receives a benefit in the Plan is hereinafter called a Participant.

4. Specific Exclusions from Coverage. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in the Employee Retirement Income Security Act of 1974 ( ERISA ). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error, such person's erroneous participation shall immediately terminate ab initio, all benefits erroneously treated as having accrued for the individual shall be immediately and irrevocably forfeited and the individual
(or his or her beneficiaries and estate) shall be obligated to repay any benefits previously and erroneously paid.

5.   Payments to Participants.

     5.1. Amount of Payment. Benefits shall be paid to the Participant or, in the event of death, to the beneficiary designated by the Participant for the purposes of the Qualified Pension
Plan (or established by operation of the rules of the Qualified
Pension Plan) in an amount equal to
(a) over (b) where:

     (a) is the amount that would have been payable to such person under the Qualified
          Pension Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, and

     (b) is the amount actually paid to such person from the Qualified Pension Plan as limited by sections 401(a)(17) and 415 of the Code.

This benefit shall be determined by comparing single sum present values determined by the actuary of the Qualified Pension Plan under the actuarial factors then in effect under the Qualified Pension
Plan.

     5.2. Time and Form of Payment. Benefits shall be paid to the Participant in a single lump sum cash payment not more than 30 days after the earliest date the Participant could receive any benefit (on account of retirement or other termination of employment) directly under the
Qualified Pension Plan. Benefits shall be paid to a Participant s beneficiary in a single lump sum cash payment not more than 30 days after the earliest date such person could receive any survivor benefit directly under the Qualified Pension Plan.

     5.3. In General. Except for the limited purposes of determining the actuarial factors and the date when payment shall be determined and made, elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Qualified Pension Plan shall be given no effect under this Nonqualified Pension Plan in determining the time or form in which excess benefits are paid under this Plan.

6. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

7. Tax Withholding. The Employer may deduct from any benefit payment (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law.

8. Not Funded. The obligation of the Employer to make payments under the Nonqualified
Pension Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than an bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under the Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. the Employer will pay the cost of the Plan out of its general assets. All references to accounts, credits, gains, losses, income, expenses, payments and the like are included merely for the purpose of measuring the Employer s obligation to
Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

9. Claims Procedure. Payments will be paid to each Participant automatically. Payments will be made to a beneficiary only after a proper written claim for payment as been filed with the Committee. If any Participant or beneficiary is in disagreement with any determination that has been made, a claim may be presented.

     9.1. Making a Claim. The claim must be written and must be delivered to the
Committee. Within 90 days after the claim is delivered the claimant will receive either: (a) a decision; or (b) a notice describing specific special circumstances requiring a specified amount of additional time (but no more than 180 days from the date the claim was delivered) to reach a decision.

If the claim wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for the denial; (b) the Plan provisions on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. A copy of Paragraph 9.2 below concerning the claimant s right to request a review will also be given to the claimant.

     9.2. Requesting Review of Denied Claim. A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Committee within
60 days after the claimant s receipt of notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review.
The claimant may examine pertinent Plan documents by asking the Committee. Within 60 days after the delivery of the request for review, the claimant will receive either (a) a decision; or (b) a notice describing specific special circumstances requiring a specified amount of additional time (but not more than 120 days from the date the request for review was delivered) to reach a decision.

The decision will be in writing and will specify the Plan provisions on which it is based.

     9.3. In General. All decisions on claims and on requests for a review of denied claims shall be made by the Committee. The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. If a claimant does not receive a decision within the time specified, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at claimant s own expense, have an attorney or other representative act on behalf of the claimant, but the Committee reserves the right to require a written authorization. The Committee also reserves the right to delegate its authority to make decisions.

10. Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Employer. This Plan shall not replace any contract of employment, whether oral or written, between the Employer and any
Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Employer. The receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

11. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Employer and each Participant, the successors and assigns of the Employer, and the beneficiaries, personal representatives and heirs of each Participant. If the Employer becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Employer or its successors in interest.

12. Amendment and Termination. The Board of Directors of the Employer may amend this
Nonqualified Pension Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

13. Plan Administrator. The Employer shall be the plan administrator of this Plan.

14. Conflicts of Interest. If any officer or employee of the Employer, or any member of the Board of Directors of the Employer shall also be a Participant in the Plan, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant's individual interest hereunder, all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

15. Construction. This Nonqualified Pension Plan is adopted with the understanding that it is both an unfunded excess benefit plan within the meaning of sections 3(36) and 4(b)(5) of ERISA and an unfunded plan of deferred compensation for a select group of management or highly compensated employees with the meaning of sections 3(36), 201, 301 and 401 of ERISA, and each provision hereof shall be interpreted and administered accordingly. This Plan will not provide any excess benefits with respect to any defined contribution profit sharing plan, stock bonus plan, employee stock ownership plan or PAYSOP nor shall it duplicate any benefits which are provided pursuant to any other agreement, arrangement or plan. References to the Board of Directors shall include any committee of the Board to whom a function under this Plan may have been assigned.
This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State.



December 13, 1993                        OTTER TAIL POWER COMPANY



                                         By  Richard W. Muehlhausen

                                         Its  Vice President
                                              Corporate Services

                                          And  Jay D. Myster

                                          Its Vice President
                                              Governmental & Legal
                                              Corporate Secretary


                                                             Exhibit 10-N-5
                                      OTTER TAIL POWER COMPANY
                                  NONQUALIFIED PROFIT SHARING PLAN


     WITNESSETH:  That

     WHEREAS, Otter Tail Power Company, a Minnesota corporation, by action of its Board of Directors taken on December 13, 1993, has authorized the creation of a nonqualified, unfunded, deferred compensation and excess benefits plan effective January 1, 1994, for the benefit of a select group of management or highly compensated eligible employees as set forth in the document entitled
 Nonqualified Profit Sharing Plan;  and

     WHEREAS, This is the document so approved and adopted;

     NOW, THEREFORE, Otter Tail Power Company does hereby create and establish such deferred compensation and excess benefit plan to read in full as follows:

1.   Plan Purposes.  The Otter Tail Power Company Nonqualified
Profit Sharing Plan
( Nonqualified Profit Sharing Plan or Plan ) is an unfunded, deferred compensation and excess benefit plan established by Otter Tail Power Company, a Minnesota corporation ( Employer ) for the purpose of providing a select group of management or highly compensated employees of the
Employer and certain affiliated corporations who are participants in the Otter Tail Power Company
Employee Stock Ownership Plan (the ESOP ) with benefits which would have been provided under the ESOP but for the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code
( CODE ).

2.   Effective Date.  January 1, 1994.

3. Coverage. An individual shall participate in and receive benefits under the Nonqualified
Profit Sharing Plan if that individual:

            (i) is, on or after January 1, 1994, actively employed by the Employer or by any subsidiary or affiliate of the Employer which is a participating employer under  ESOP, and

           (ii) is on or after January 1, 1994, a participant in the ESOP, and

          (iii) is affirmatively selected for participation in the Nonqualified Profit Sharing
                    Plan by the Administrative Committee of the ESOP ( Committee ).

Any employee who receives a benefit in the Plan is hereinafter called a Participant.

4. Specific Exclusions from Coverage. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in the Employee Retirement Income Security Act of 1974 ( ERISA ). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error, such person s erroneous participation shall immediately terminate ab initio, all benefits erroneously treated as having accrued for the individual shall be immediately and irrevocably forfeited and the individual
(or his or her beneficiaries and estate) shall be obligated to repay any benefits previously and erroneously paid.

5. Nonqualified Profit Sharing Account. Subject to the following rules, there shall be created and maintained for each Participant an unfunded bookkeeping account ( Nonqualified Account ) on the books of the Employer.

     5.1. Credits to the Account. The credit to each account for each calendar year shall equal the excess, if any, of (a) over (b), where

     (a) is the dollar amount of the that would have been credited to the Participant s account or accounts in the ESOP for such calendar year if the dollar amount had been determined without regard to the benefit limitations in section 415 of the Code and without regard to the compensation limitation in
section 401(a)(17) of the Code,
          and

     (b) is the dollar amount actually credited to the Participant s account or accounts in the
          ESOP as limited by sections 401(a)(17) and 415 of the Code.

Insofar as is practicable, the amount described in this Section
5.1 shall be credited to the
Nonqualified Account at the time or times when such amount (or comparable amount) would have in fact been contributed (not accrued) to the ESOP but for the limitations of sections 401(a)(17) and
415 of the Code as described above.

     5.2. Value of the Account. The value of the Nonqualified Account shall be determined as if the credits to the Account had in fact been immediately invested in accordance with the terms of the ESOP, and any dividends, interest and similar amounts that would have been received with respect to such investment under the ESOP had been immediately reinvested under the ESOP.

No amount shall be credited under this Section 5 to the Nonqualified Account with respect to any period of time following the first business day of the calendar year immediately following the calendar year in which the Participant terminates employment with the Employer.

6.   Benefit Payments.

     6.1. Eligibility for Payments. Each Participant or, in the event of death, the beneficiary designated by the Participant for the purposes of the ESOP (or established by operation of the rules of the ESOP) shall be entitled to benefits under this Plan upon the Participant s termination of employment with the Employer (or affiliate of the Employer), whether voluntary or involuntary, upon the Participant s permanent and total disability or upon the Participant s death. A transfer of employment from the Employer to an affiliate of the Employer shall not be considered a termination of employment.

     6.2. Time and Form of Payments. Benefits shall be paid to the Participant in a single lump sum cash payment as of the Valuation Date (as that term is defined in the ESOP) immediately following the date on which the event referred to in Section 6.1 occurs. Benefits shall be paid to a beneficiary in a single lump sum cash payment as of the Valuation Date immediately following the date of the Participant s death. Actual payment shall occur as soon as administratively feasible after such dates. Rules governing the payment of benefits under the ESOP shall be given no effect under this Plan in determining the time or form in which the Nonqualified Account is paid under this Plan.

     6.3. Amount of Payment. The amount of the benefit shall be the fair market value of the credits in the Nonqualified Account on the Valuation Date as of which of such payment is made.

     6.4. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     6.5. Tax Withholding. The Employer may deduct from any benefit payment (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law.

7. Not Funded. The obligation of the Employer to make payments under the Nonqualified
Profit Sharing Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than an bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under the Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. the Employer will pay the cost of the Plan out of its general assets. All references to accounts, credits, gains, losses, income, expenses, payments and the like are included merely for the purpose of measuring the Employer s obligation to
Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

8. Claims Procedure. Payments will be paid to each Participant automatically. Payments will be made to a beneficiary only after a proper written claim for payment as been filed with the Committee. If any Participant or beneficiary is in disagreement with any determination that has been made, a claim may be presented.

     8.1. Making a Claim. The claim must be written and must be delivered to the
Committee. Within 90 days after the claim is delivered the claimant will receive either: (a) a decision; or (b) a notice describing specific special circumstances requiring a specified amount of additional time (but no more than 180 days from the date the claim was delivered) to reach a decision.

If the claim wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for the denial; (b) the Plan provisions on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. A copy of Paragraph 8.2 below concerning the claimant s right to request a review will also be given to the claimant.

     8.2. Requesting Review of Denied Claim. A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Committee within
60 days after the claimant s receipt of notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review.
The claimant may examine pertinent Plan documents by asking the Committee. Within 60 days after the delivery of the request for review, the claimant will receive either (a) a decision; or (b) a notice describing specific special circumstances requiring a specified amount of additional time (but not more than 120 days from the date the request for review was delivered) to reach a decision.

The decision will be in writing and will specify the Plan provisions on which it is based.

     8.3. In General. All decisions on claims and on requests for a review of denied claims shall be made by the Committee. The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. If a claimant does not receive a decision within the time specified, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at claimant s own expense, have an attorney or other representative act on behalf of the claimant, but the Committee reserves the right to require a written authorization. The Committee also reserves the right to delegate its authority to make decisions.

9. Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Employer. This Plan shall not replace any contract of employment, whether oral or written, between the Employer and any
Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Employer. Deferral of compensation and receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

10. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Employer and each Participant, the successors and assigns of the Employer, and the beneficiaries, personal representatives and heirs of each Participant. If the Employer becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Employer or its successors in interest.

11. Amendment and Termination. The Board of Directors of the Employer may amend this
Nonqualified Profit Sharing Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action

12. Plan Administrator. The Employer shall be the plan administrator of this Plan.

13. Conflicts of Interest. If any officer or employee of the Employer, or any member of the Board of Directors of the Employer shall also be a Participant in the Plan, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant s individual interest hereunder, all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant s individual capacity in connection with any such matter.

14. Construction. This Nonqualified Profit Sharing Plan is adopted with the understanding that it is an unfunded excess benefit plan within the meaning of ERISA sections 3(36) and 4(b)(5) and an unfunded plan of deferred compensation for a select group of management or highly compensated employees with the meaning of ERISA sections 3(36), 201, 301 and 401, and each provision hereof shall be interpreted and administered
accordingly.    This Plan will not provide any
excess benefits with respect to any defined benefit pension plan nor shall it duplicate any benefits which are provided pursuant to any other agreement, arrangement or plan. References to the Board of Directors shall include any committee of the Board to whom a function under this Plan may have been assigned. This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State.


December 13, 1993                        OTTER TAIL POWER COMPANY



                                         By  R. W. Muehlhausen

                                         Its Vice President
                                             Corporate Services

                                          And Jay D. Myster

                                          Its Vice President
                                              Governmenal & Legal
                                              Corporate Secretary

                                                             Exhibit 10-N-6
                                      OTTER TAIL POWER COMPANY
                                NONQUALIFIED RETIREMENT SAVINGS PLAN


     WITNESSETH:  That

     WHEREAS, Otter Tail Power Company, a Minnesota corporation, by action of its Board of Directors taken on December 13, 1993, has authorized the creation of a nonqualified, unfunded, deferred compensation plan effective January 1, 1994, for the benefit of a select group of management or highly compensated eligible employees as set forth in the document entitled
 Nonqualified Retirement Savings Plan;  and

     WHEREAS, This is the document so approved and adopted;

     NOW, THEREFORE, Otter Tail Power Company does hereby create and establish such deferred compensation plan to read in full as follows:

1. Plan Purpose. The purpose of the Otter Tail Power Company Nonqualified Retirement
Savings Plan ( Nonqualified Retirement Savings Plan or Plan ) is to provide eligible employees of Otter Tail Power Company (the Employer ) and certain affiliated corporations the opportunity to defer compensation in addition to the amounts such employees are allowed to defer under the Otter Tail Power Company Nonunion Employees Retirement Savings Plan ( Qualified Retirement
Savings Plan ).

2.   Effective Date.  January 1, 1994.

3. Coverage. The Nonqualified Retirement Savings Plan shall be made available to a group of management or highly compensated employees of the Employer and certain affiliated corporations who are affirmatively selected by the Administrative Committee of the Qualified Retirement Savings
Plan (the Committee ). Any such employee who elects to participate in the Nonqualified
Retirement Savings Plan is hereinafter called a  Participant.

4. Specific Exclusions from Coverage. Notwithstanding anything apparently to the contrary herein or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in the Plan, develop benefits under the Plan or be entitled to receive benefits under the Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in the Employee Retirement Income Security Act of 1974 ( ERISA )). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in the Plan, upon discovery of such error, such person s erroneous participation shall immediately terminate ab initio, all benefits erroneously treated as having accrued for the individual shall be immediately and irrevocably forfeited and the individual (or his or her beneficiaries and estate) shall be obligated to repay any benefits previously and erroneously paid.

5. Elections to Defer Compensation. A Participant may enroll in the Nonqualified Retirement
Savings Plan by electing to have an amount, expressed as a percentage, of such Participant s annual compensation (excluding Gain Share payments, if any) which would otherwise be received and included in gross income deferred in accordance with the provisions herein. A separate election, also expressed as a percentage, may be made with respect to the Participant s annual Gain Share payment, if any. Such elections must be in writing and must be received by the Committee prior to the January 1 on which such elections are to be first effective.

An election will remain in effect until revised or revoked by the Participant. The revised election or the revocation of an election must be in writing and must be received by the Committee before the January 1 on which it is to take effect.

6.   Nonqualified Retirement Savings Accounts.

     6.1. Establishment of Accounts. The amount of benefits to be paid by the Employer to each Participant under this Plan shall be determined by reference to an unfunded bookkeeping account ( Nonqualified Account ), which the Employer shall establish and maintain for each
Participant and which shall be adjusted as of each Valuation Date, which dates shall be the same as the valuation dates under the Qualified Retirement Savings Plan.

     6.2. Compensation Credits to Accounts.  As of each Valuation
Date, the Nonqualified
Account shall be credited with the amount of compensation which, but for an election under Section 5, would have been paid to the Participant on or before such Valuation Date but after the immediately preceding Valuation Date.

     6.3. Investment Credits to or Charges Against Accounts. The Employer shall be deemed to have invested all compensation that is credited to the Nonqualified Account in the Balanced Fund
(or a comparable fund designated by the Committee) established under the Qualified Retirement
Savings Plan. As of each Valuation Date, there shall be credited to (or charged against) each
Nonqualified Account the pro rata increase (or decrease) in the such Fund from the immediately preceding Valuation Date.

     6.4. Charges Against Accounts for Benefit Payments. On each date that a benefit payment is made by the Employer under the Nonqualified Retirement
Savings Plan, the amount of
such payment shall be charged against the appropriate
Nonqualified Account.

     6.5. Reports. As soon as administratively feasible after each December 31, the Employer shall make a report to each Participant (or, in the event of death, to the beneficiary) showing:

     (a) The balance of the Nonqualified Account as of the preceding December 31,

     (b) The amounts and dates of the credits to the Nonqualified Account since such date,

     (c) The amounts and dates of the charges against the Nonqualified Account since such date,

     (d) The balance of the Nonqualified Account as of the December 31 in question.

7.   Benefit Payments.

     7.1. Eligibility for Payments. Each Participant or, in the event of death, the beneficiary designated by the Participant for the purposes of the Qualified Retirement Savings Plan (or established by operation of the rules of the Qualified Retirement Savings Plan) shall be entitled to benefits under this Plan upon the Participant s termination of employment with the Employer or affiliate of the Employer, whether voluntary or involuntary, upon the Participant s permanent and total disability or upon the Participant s death. A transfer of employment from the Employer to an affiliate of the Employer shall not be considered a termination of employment.

     7.2. Time and Form of Payments. Benefits shall be paid to a Participant in a single lump sum cash payment as of the Valuation Date immediately following the date on which the event referred to in Section 7.1 occurs. Benefits shall be paid to a beneficiary in a single lump sum cash payment as of the Valuation Date immediately following the date of the Participant s death. Actual payment shall occur as soon as administratively feasible after such dates. Rules governing the payment of benefits under the Qualified Retirement Savings Plan shall be given no effect under this Plan in determining the time or form in which the Nonqualified Account is paid.

     7.3. Amount of Payments. The amount of the lump sum payment shall be the fair market value of the credits in the Nonqualified Account on the Valuation
Date as of which such payment
is made.

     7.4. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     7.5. Tax Withholding. The Employer may deduct from any benefit payment (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law. The Employer may deduct FICA taxes on compensation deferred under this Plan from the Participant s nondeferred compensation.

8. Not Funded. The obligation of the Employer to make payments under the Nonqualified
Retirement Savings Plan constitutes only the unsecured (but legally enforceable) promise of the
Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under the Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. The Employer will pay the cost of the Plan out of its general assets. All references to accounts, credits, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer s obligation to Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

9. Claims Procedure. Payments will be paid to each Participant automatically. Payments will be made to a beneficiary only after a proper written claim for payment has been filed with the Committee. If any Participant or beneficiary is in disagreement with any determination that has been made, a claim may be presented.

     9.1. Making a Claim. The claim must be written and must be delivered to the
Committee. Within 90 days after the claim is delivered, the claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the claim was delivered) to reach a decision.

If the claim is wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for denial; (b) the Plan provisions on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. A copy of Paragraph 9.2 below concerning the claimant s right to request a review will also be given to the claimant.

     9.2. Requesting Review of a Denied Claim. A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Committee within
60 days after claimant s receipt of written notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review. The claimant may examine pertinent Plan documents by asking the Committee. Within 60 days after delivery of a request for review, claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 120 days from the day the request for review was delivered) to reach a decision.

The decision will be in writing and will specify the Plan provisions on which it is based.

     9.3. In General. All decisions on claims and on reviews of denied claims will be made by the Committee. The Committee may, in its discretion, hold one or more hearings. If a claimant does not receive a decision within the specified time, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at the claimant s own expense, have an attorney or other representative act on behalf of the claimant, but the Committee reserves the right to require a written authorization. The Committee also reserves the right to delegate its authority to make decisions.

10. Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Employer. This Plan shall not replace any contract of employment, whether oral or written, between the Employer and any
Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Employer. Deferral of compensation and receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

11. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Employer and each Participant, the successors and assigns of the Employer, and the beneficiaries, personal representatives and heirs of each Participant. If the Employer becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Employer or its successors in interest.

12. Amendment and Termination. The Board of Directors of the Employer may amend this
Nonqualified Retirement Savings Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action

13. Plan Administrator. The Employer shall be the plan administrator of this Plan.

14. Conflicts of Interest. If any officer or employee of the Employer, or any member of the Board of Directors of the Employer shall also be a Participant in the Plan, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant s individual interest hereunder, all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant s individual capacity in connection with any such matter.

15. Construction. This Nonqualified Retirement Savings Plan is adopted with the understanding that it is an unfunded, deferred compensation plan for a select group of management or highly compensated employees within the meaning of sections 3(36), 201, 301 and 401 of the Employee
Retirement Income Security Act of 1974, as amended, and each provision hereof shall be interpreted and administered accordingly. This Plan will not provide any benefits with respect to any defined benefit pension plan nor shall it duplicate any benefits which are provided pursuant to any other agreement, arrangement or plan. References to the Board of Directors shall include any committee of the Board to whom a function under this Plan may have been assigned. This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State.



December 13, 1993                        OTTER TAIL POWER COMPANY



                                         By R. W. Muehlhausen

                                         Its Vice President
                                             Corporate Services



                                          And Jay D. Myster

                                          Its Vice President
                                              Governmental & Legal
                                              Corporate Secretary

                                                              Exhibit 10-O
                            DEALER AGREEMENT
                                 BETWEEN
              PHILIPS MEDICAL SYSTEMS NORTH AMERICA COMPANY
                                   AND
                    DIAGNOSTIC MEDICAL SYSTEMS, INC.


     THIS AGREEMENT is entered into on this 18th day of January, 1994, by and between Philips Medical Systems
North America Company, a division of Philips Electronics North America Corporation, with its principal place of business at 710 Bridgeport Avenue, Shelton, Connecticut 06484 (hereinafter "PMSNA") and Diagnostic Medical Systems, Inc. (hereinafter "Dealer"), a wholly owned subsidiary of Mid-States Development, Inc. with its principal place of business at 2101 North University Drive, Fargo, North Dakota 58102.

     WHEREAS, PMSNA is engaged in, among other things, the design, development, manufacture and sales of diagnostic imaging equipment to the medical profession, hospitals, clinics, national accounts and the government.

     WHEREAS, Dealer desires to be a dealer for certain PMSNA products and accounts.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements between the parties hereto, it is agreed as follows:

      1.  SCOPE

          PMSNA grants to Dealer the right to purchase the products identified on Schedule A, which is attached hereto and incorporated by reference herein ("Product(s)") on terms and conditions which are set forth below. PMSNA has the option of adding or deleting products from this list upon sixty (60) days prior written notice.

     2.   TERRITORY

          PMSNA grants to Dealer an exclusive right to sell Products in the Territory as described more fully in Schedule B, which is attached hereto and incorporated by reference herein. PMSNA may however directly sell products in the Territory as follows:

          (a)  Any Products or related components to
manufacturers for incorporation in or as replacement parts for systems manufactured by PMSNA .

          (b) Any specially designed Products which may or may not be listed in Schedule A.

          (c) Any Products to any agency of the United States government and to national accounts in accordance with Schedule
D, which is attached hereto and incorporated by reference herein.

          The Dealer agrees that neither it nor any of its employees or agents will, without the prior written approval of PMSNA, sell Products, equipment (including used or refurbished Philips equipment), or spare parts outside the Territory, and it will sell Products, equipment, spare parts, testing equipment, service tools and any other documentation which is designated by PMSNA as proprietary, only to end users of Philips equipment within the Territory. Breach of this provision shall be considered a material breach of this Agreement and may result in termination pursuant to Paragraph 20 below.

     3.   LIMITATIONS ON SALE OF EQUIPMENT AND PARTS

          Dealer agrees to sell only PMSNA's equipment and parts.

PMSNA may, however, grant exceptions, in writing, for diagnostic X-ray equipment which is not regarded as competitive and for certain parts. Such exceptions are not perpetual and must be renewed via the annual Dealer Agreement. The sale of competitive equipment to any third party, shall constitute a material breach of this Agreement, and may result in termination under the terms and conditions of Paragraph 20 below.

     4.   PRICING

          PMSNA agrees to sell to Dealer those products included in Schedule A based on "Dealer Net Price List." PMSNA will honor prices in the "Dealer Net Price List" for a period of thirty (30) days after any change has been made in such list.

     5.   FINAL SELLING PRICE

           A PMSNA suggested selling price is not a requirement to sell Products at a particular price.

     6.   ORDERS AND DELIVERY

          Orders for equipment or subsystems shall not be binding on PMSNA until approved and accepted in writing by PMSNA's Commercial Operations Department in Shelton, CT. All orders for Products shall be subject to the terms of this Agreement and any provision of Dealer's order inconsistent with this Agreement or which seeks to impose additional or different obligations shall not be valid.

          PMSNA shall not be responsible for any special terms agreed to by Dealer, outside the standard terms and conditions including, but not limited to penalty clauses, liquidated damages, extended warranties and training.

The following provisions shall apply to all Dealer orders:

          (a) All orders for equipment, components and upgrades over $15,000, (defined as acknowledgment of a clean, noncontingent order, accompanied by a deposit), placed by Dealer, shall include a ten percent (10%) down payment. Such orders will be at the then current Dealer net price, providing Dealer accepts shipment within twelve (12) months. Down payments are waived for orders placed for shipment to National Account hospitals set forth in Schedule D.

          (b) Final Dealer net prices for orders requesting delivery beyond the twelve (12) month period will be forward priced to the lower of either the Dealer Net Price in effect at the time of delivery or the original Dealer Net Price plus one percent (1%) per month beginning with the thirteenth (13) month, unless the delivery delay is caused by PMSNA. Dealer Net Price for orders accompanied by delivery requests greater than eighteen
(18) months from the date of order will be determined after consultation with PMSNA's Vice President of Sales.

          (c) PMSNA will treat contingent orders as "Entered" upon the showing of the actual customer order, presentation of standard down payment and PMSNA's acceptance consistent with paragraph 6(a) above. Dealer must include a complete description of the nature and scope of the contingency. All contingencies must be removed within six (6) months of original order and delivery must be accepted within twelve (12) months of original Dealer order, otherwise paragraph 6(b) above shall apply. Contingent orders shall only be scheduled for delivery upon receipt of written notice by Dealer to PMSNA of the contingency release.

          (d) PMSNA will exercise its best efforts to schedule deliveries consistent with the dates specified on Dealer's order, provided that the requested shipment time equals or exceeds the normal factory delivery schedule. Changes or deferrals of the requested delivery date must be made in writing to PMSNA at least sixty (60) days prior to the scheduled factory shipment. If the required notice for change of delivery is not provided, Dealer will accept shipment on the original requested date and honor all payment terms as specified herein.

          (e) PMSNA will charge a restocking fee of five percent (5%) or the specific factory restocking charge as invoiced, whichever is higher for any order canceled within the 60 day frozen period. Dealer shall also be responsible for rehandling and transportation costs associated with any orders canceled while in transit from factories or Shelton.

          (f) Dealer shall pay a 15% restocking fee if change orders deleting equipment are made after shipment, provided that the change order was not caused by PMSNA.

          (g) If a request for return and credit is made in writing within more than three (3) but less than nine (9) months after shipment, the maximum credit shall be 50% of original invoice price. No credit is available if the request is made more than nine (9) months after shipment.

          (h) Dealer shall update the backlog status on all orders in the backlog on a bi-weekly basis.

     7.   PAYMENT AND LATE PAYMENT

          Dealer shall pay for equipment, within forty-five (45) days and for subsystems and all service and spare parts within thirty (30) days of receipt of PMSNA's invoice for all Products ordered and shipped under this Agreement. Unless Dealer notifies PMSNA in writing that an invoice is being disputed, detailing reasons for such dispute, PMSNA reserves the right to charge interest at five percent (5%) above the prime rate for business loans charged by the Citibank of New York at the end of the calendar month that payment is due, or the maximum rate allowed by law, whichever is lower. Any disputed issues must be resolved within sixty (60) days from date of invoice, and if no resolution is achieved, then interest shall be charged following said sixty
(60) day period.

          Dealer must immediately notify PMSNA's Manager of Dealer Operations if it intends to withhold payment. Only payment for that portion of an order which is in dispute may be withheld, and not payment for the entire order. The authorized senior representatives of both parties must communicate by telephone within ten (10) working days following such notification. If resolution cannot be achieved, then PMSNA will enforce the original invoice. The Dealer shall, however, retain its remedies at law to dispute PMSNA's decision if it so wishes.

     8.   F.O.B.  TERMS

          All Dealer Net Prices shall be F.O.B. point of shipment utilizing land or sea freight. After the equipment has reached the U.S., all surface freight costs from distribution center to Dealer will be paid by PMSNA.

     9.   DEALER FORECASTS

          Dealer will exercise its best efforts in providing accurate estimates of Products to be purchased over a twelve (12) month period and to participate in PMSNA's Market Activity Profile ("MAPS") on a monthly basis or as requested by PMSNA. Dealer will also provide, as requested by PMSNA, detailed business plans supporting these forecasts, including semiannual operations reviews in writing, discussing its plans, results, personnel, support requirements and financial details. Dealer shall provide profit and loss statements and balance sheets on a quarterly basis (unless waived by PMSNA) and submit audited statements on an annual basis for credit evaluation purposes. Failure to provide this information will be deemed a material breach of the Agreement.

     10.  SALES, INSTALLATION AND SERVICE

          Dealer shall use its best efforts to sell, distribute, install and service Products to meet or exceed the performance goals and quotas established by PMSNA as set forth in Schedule C, which is attached hereto and incorporated by reference herein.
In order to accomplish this, Dealer shall maintain such facilities for sales and service as are reasonably considered by PMSNA to be necessary for compliance with this Agreement. In addition, Dealer shall maintain a sales and service staff considered by PMSNA adequate in size, education, ability and experience to sell, distribute, install and service Products. PMSNA may, at its option, make joint service calls with Dealer.

          Failure to meet PMSNA's requirements in this regard shall be considered a material breach of this Agreement and may result in termination under Paragraph 20 below.

     11.  REPAIR

          PMSNA guarantees all Products sold hereunder according to the terms and conditions of the standard printed warranties as set forth in Schedule E. NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, SHALL APPLY TO ANY PRODUCTS SOLD HEREUNDER, and Dealer shall not obligate nor shall it attempt to obligate PMSNA to any third parties by means of warranties or guarantees on the Products other than such standard warranties. Dealer shall, at its expense, perform warranty service on all Products sold, at no additional charge to the customer and, shall buy parts for that purpose except that costs associated with mandatory modifications shall be borne by PMSNA. Expenses associated with such replacement shall, however, be factored into the discount on equipment. Dealer agrees to comply with the warranty procedures set forth in Schedule E which is attached hereto and incorporated by reference herein.

          If PMSNA incurs any expense in the exchange of Products or the repair thereof caused by the failure of Dealer to fulfill its obligations hereunder, then PMSNA shall invoice Dealer for such costs. In doing so, PMSNA does not waive any other rights it may have with respect to this Agreement. Dealer agrees to maintain sufficient equipment and replacement parts to adequately maintain and service the Products sold hereunder and shall purchase such tools and test equipment as PMSNA considers necessary for the proper installation, maintenance and service of the Products .

          PMSNA shall replace parts or credit Dealer for parts required to repair failures during the standard installation period (See Schedule F) at no cost to the Dealer. If the Product is not directly shipped to a customer site, or if installations do not start, then the Dealer must notify PMSNA in writing when installation actually begins. This period shall not generally be longer than ninety (90) days from shipment by PMSNA; however, if Dealer can demonstrate, to PMSNA's satisfaction that, through no fault of the Dealer, an installation cannot be accomplished within the 90 day time frame, PMSNA may grant an extension.

     12.  NOTIFICATION TO PMSNA OF COMPLAINTS

          If a Product allegedly caused an injury to persons or property or if a Product allegedly failed to meet any of its performance specifications or otherwise allegedly failed to perform as intended or if Dealer receives any information regarding dissatisfaction by a customer relative to the identity, quality, durability, reliability, effectiveness or performance of a Product, Dealer will immediately notify PMSNA's Manager of Regulatory Affairs and the Manager of Dealer Operations in Shelton of such occurrences. In all other respects, Dealer will cooperate with PMSNA in the investigation of all complaints for regulatory and product liability purposes. Dealer shall, in addition, make required repairs as well as mandatory and performance modifications at Dealer's cost and assist in whatever corrective actions are necessary.

     PMSNA shall supply parts to Dealer free of charge, for mandatory modifications, with all labor expenses to be borne by Dealer.

     13.  LICENSES

          Philips may, from time to time, provide, at Dealer's request and expense, service documentation and service software.
This information shall remain the sole and exclusive property of PMSNA.

          In order to protect its right, title and interest in and to such documentation and software, Philips grants to Dealer, non-transferable and non-exclusive licenses to use the information contained therein, upon the terms and conditions set forth in Schedules G and H to this Agreement.

     14.  COMPLIANCE WITH LAWS

          Dealer represents that it is in compliance with all applicable local, state and Federal statutes, orders, rules, regulations and ordinances with respect to conducting its business in the Territory. Dealer represents that it has all permits, licenses, and other authorizations necessary to conduct business in the Territory.

     15.  FORCE MAJEURE

          PMSNA shall not be responsible for indirect, direct or consequential damages alleged to be sustained by Dealer for failure to deliver Products for any reasons beyond its control.

     16.  TRADENAMES

          Dealer may use the name "Philips" including, without limitation, Philips Medical Systems North America Company, or any other trademarks or word mark names owned by Philips Medical Systems North America Company or its affiliates, parent company or subsidiaries only with the prior written consent of PMSNA. If Dealer wishes to use any such trademarks or tradenames for purposes not connected with the marketing or sale of Products, Dealer must obtain prior written approval from PMSNA.

     17.  RECORDS AND REPORTS

          Dealer shall maintain complete records (including serial number, date of purchase and name and address of purchaser) of all Products sold and furnish such data to PMSNA upon request. Dealer shall also furnish information to PMSNA relating to sales, inventories, installation, servicing, repair and similar data in such manner and at such times as PMSNA may request.

     18.  TRAINING AND APPLICATIONS

          Dealer agrees to assure that its sales and service personnel are adequately trained and will, at Dealers own expense, require its personnel to attend periodic sales and service training conducted by PMSNA or Philips Medical Systems International, B.V. at times and locations to be determined by PMSNA. Dealer will provide equipment turnover and applications training on the Equipment. If Dealer elects to use PMSNA's Application Staff, PMSNA will bill Dealer for the services according to current rates.

     19.  SHOWS AND EXHIBITIONS

          Dealer shall cooperate with PMSNA by assisting at all industry and professional shows and exhibitions as may be reasonably requested by PMSNA.

     20.  TERM AND TERMINATION

          This Agreement shall commence on the date entered into and shall continue until December 31, 1998. It shall be automatically terminated unless renewed by mutual written agreement within thirty (30) days prior to December 31, 1998.

          During this 60 month period, the parties will renegotiate the sales target at least 60 days before the end of each calendar year.

The basic terms and conditions of the Agreement, over the 60 month period shall reflect, in general, those offered to other
Philips dealers.

          Notwithstanding the above, this Agreement may be terminated by either party for a material breach upon ten (10) days written notice or upon the occurrence of one or more of the following:

          (a) Any change in the ownership, structure of ownership, financial interests or operational management of Dealer and/or its subsidiary, Diagnostic Medical Systems, Inc. (including the retirement, disability or death of Michael J. Hofer) upon one hundred twenty (120) days written notice by PMSNA.

          (b) Any merger, acquisition, joint venture or change in ownership of all or part of PMSNA.

          (c) Failure of Dealer to achieve performance quotas as set forth in Schedule C, if such failure is due principally to acts or omissions of Dealer with respect to pursuing the objectives set forth in Schedule C.

          (d) Upon eighteen (18) months prior written notice by PMSNA to Dealer, during which time dealer may begin exploring opportunities for alternative suppliers, but may not begin selling competitive equipment until the end of the eighteen (18) month notification period.

          Upon termination of this Agreement, PMSNA shall, at its option:

          (a) Deliver Products to Dealer to meet any purchase order accepted by Dealer prior to termination, or

          (b) Either permit Dealer to complete all obligations with respect to the purchase order and receive its usual compensation, or accept an assignment of such purchase order, in which case PMSNA shall reimburse Dealer for any reasonable and supportable expenses incurred in obtaining such order.

          Following termination by PMSNA, Dealer shall be reimbursed for any verifiable, authorized expenses it may have incurred directly or indirectly as a result of written requests made by PMSNA.

     21.  INDEMNIFICATION AND INSURANCE

          (a) Dealer agrees to indemnify and hold PMSNA harmless from and against any losses, damages, deficiencies, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against, relating to, imposed upon or incurred by PMSNA directly or indirectly by reason of or resulting from liabilities, obligations or claims arising out of actions, omissions or events with respect to Dealer's activities, if such damages were incurred by Third Parties pursuant to the negligent acts or omissions of Dealer or for Dealer's violation of laws. Dealer shall make every effort to obtain adequate insurance coverage for the acts or omissions of its employees. Under no circumstances or for any reason shall PMSNA be responsible for indirect or consequential damages associated with the acts of any employee, agent or other party associated with the Dealer.

          (b) PMSNA agrees to indemnify and hold Dealer harmless from and against any losses, damages, deficiencies, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against, relating to, imposed upon or incurred by Dealer directly or indirectly by reason of or resulting from liabilities, obligations or claims arising out of actions, omissions or events with respect to PMSNA's activities, if such damages were incurred by Third Parties pursuant to the negligent acts or omissions of PMSNA or for PMSNA's violation of laws. PMSNA shall make every effort to obtain adequate insurance coverage for the acts or omissions of its employees. Under no circumstances or for any reason shall Dealer be responsible for indirect or consequential damages associated with the acts of any employee, agent or other party associated with PMSNA.

     22.  CONFIDENTIALITY

          Dealer shall keep in confidence and not divulge to third parties any proprietary information relating to Philips product development efforts, technology, trade secrets, service software, service documentation, specialized service tools, and financial or business data, without the express written consent of PMSNA.

          For purposes of this section, Philips shall mean:
Philips Medical Systems North America Company (PMSNA),
Philips Medical Systems International B.V.  (PMSI B.V.),
Philips Ultrasound International (PUI),
Philips Electronics North America Corporation (PENAC)
Philips Electronics N.V.

     23.  GENERAL PROVISIONS

          (a) If any provision of this Agreement shall be determined to be unlawful then such provision shall be deemed to be severed from this Agreement and every other provision shall remain in full force and effect.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as otherwise set forth herein.

          (c) This Agreement embodies the entire Agreement and understanding hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

          (d) This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

          (e) This Agreement shall not be effective or binding upon PMSNA until signed or countersigned on its behalf by an officer of PMSNA, nor shall any modification, renewal, termination or waiver of any of the provisions herein contained or any future representations, promises, conditions or waivers in connection with the subject matter hereof be binding upon PMSNA unless made in writing and signed on its behalf by one of its officers.

          (f) This Agreement shall be governed by and construed under the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

          PHILIPS MEDICAL SYSTEMS NORTH AMERICA COMPANY


          By:  M. P. Moakley, Presdient


               M.  P.  Moakley, President


          DIAGNOSTIC MEDICAL SYSTEMS, INC.


          By:  Michael J. Hofer


               Michael J.  Hofer
               President, Diagnostic Medical Systems, Inc.

TABLE OF CONTENTS

DEALER CONTRACT

     Schedule A                         Exclusivity
     Schedule B                         Territory
     Schedule C                         Performance Quotas
     Schedule D                         National Accounts
     Schedule E                         Standard Warranty
     Schedule F                         Standard Installation Period
     Schedule G                         Service Documentation License
                                         Agreement
     Schedule H                         Service Software License Agreement

SCHEDULE A

EXCLUSIVE

     All X-ray equipment and accessories as designated in the Philips Medical Systems North America Company Price Book, except Computed Tomography Systems, MRI Systems, Therapy Systems, PACS/PCR, Ultrasound Systems and other products which may be deemed by PMSNA to be unavailable to Dealer from time to time, including new products introduced by PMSNA.

SCHEDULE B

     Territory:

     South Dakota:           All counties
     Minnesota:                   All counties north of and including
                                  Rock, Murray, Pipestone, Lincoln,
                                  Lyon, Yellow Medicine, Lac Qui
                                  Parle, Swift, Pope, Todd, Cass,
                                  Crow Wing, Aitkin Carlson, St.
                                  Louis, Lake, and Cook

     North Dakota:           All counties
     Montana:                All counties
     Michigan:               Counties of Gogebic, Ontanagon and
                             Iron
     Wisconsin:              Counties of Douglas, Bayfield and Ashland
     Wyoming:                Counties of Park, Teton, Big Horn,
                             Johnson, Sheridan, Campbell, Crook,
                             Hot Springs, Washakie, and Weston

SCHEDULE C



Performance Targets
January 1, 1994 - December 31, 1994

                                  Targets
Radiographic                 -

Radiographic/fluoroscopic    -

Cardiac                      -

Vascular                     -

Surgery                      -

Performance targets are net of credits, freight, returns and other adjustments.

SCHEDULE D

NATIONAL ACCOUNTS

1.   Columbia

2.   Healthtrust, Inc.

3.   National Medical Enterprises and affiliates

4.   Daughters of Charity, Inc.

5.   University Hospital Consortium

6.   Mercy National Purchasing

7.   C+R+O+S+S

8.   SunHealth

9.   Quorum

10. Other National Accounts which may from time to time be designated for direct sales status by PMSNA.

SCHEDULE E

STANDARD WARRANTY



R & F, Radiographic, Vascular and DVI  -
          Doc.  # 4535 983 01024


MRC 200 X-ray Tubes            -
          Doc.  # 4535 983 01036


SRC X-ray Tubes                        -
          Doc.  # 4535 983 00747